Exhibit 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the use in this Form 10-KSB of our report dated August 9, 2002 on the financial statements of Vector Energy Corporation as of April 30, 2002, and for each of the two years then ended, and to references to our firm as accounting and auditing experts.



/s/  COMISKEY & COMPANY
PROFESSIONAL CORPORATION


Denver, Colorado
August 26, 2002